Exhibit 25.1



                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM T-1

                          STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939
               OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                        ----------------------------

                Bank One Trust Company, National Association
            (Exact name of trustee as specified in its charter)

 A National Banking Association                         31-0838515
                                                        (I.R.S. employer
                                                        identification number)

100 East Broad Street, Columbus, Ohio                   43271-0181
(Address of principal executive offices)                (Zip Code)

                        Bank One Trust Company, N.A.
                              1 Bank One Plaza
                          Chicago, Illinois 60670
 Attn: Sandra L. Caruba, Vice President and Senior Counsel, (312) 336-9436
         (Name, address and telephone number of agent for service)

                       -----------------------------

                          THE DOW CHEMICAL COMPANY
            (Exact name of obligor as specified in its charter)

Delaware                                                38-1285128
(State or other jurisdiction of                         (I.R.S. employer
incorporation or organization)                          identification number)

2030 Dow Center                                         48674
Midland, Michigan                                       (ZIP Code)
(Address of principal executive offices)


                              Debt Securities
                      (Title of Indenture Securities)
Item 1.  General Information.  Furnish the following
                  information as to the trustee:

                  (a)      Name and address of each examining or
                  supervising authority to which it is subject.

                  Comptroller of Currency, Washington, D.C.;
                  Federal Deposit Insurance Corporation,
                  Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

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                  (b)      Whether it is authorized to exercise
                  corporate trust powers.

                  The trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliations With the Obligor.  If the obligor
                  is an affiliate of the trustee, describe each such affiliation.

                  No such affiliation exists with the trustee.

Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificate of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6.  The consent of the trustee required by
                      Section 321(b) of the Act.


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                  7.  A copy of the latest report of condition of the
                      trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 30th day of April, 2001.


                      Bank One Trust Company, National Association,
                      Trustee


                      By /s/ Sandra L. Caruba
                           Sandra L. Caruba
                           Vice President










* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Burlington Northern Santa Fe Corporation, filed with the Securities and Exchange Commission on May 10, 2000 (Registration No. 333-36718).



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                                 EXHIBIT 6



                    THE CONSENT OF THE TRUSTEE REQUIRED
                        BY SECTION 321(b) OF THE ACT


                                                      April 30, 2001



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture betweenThe Dow Chemical Company and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                   Very truly yours,

                                   Bank One Trust Company, National Association


                                   By: /s/ Sandra L. Caruba
                                       Sandra L. Caruba
                                       Vice President



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EXHIBIT 7 TO FORM T-1

Legal Title of Bank:       Bank One Trust Company, N.A.       Call Date: 12/31/00       State #: 391581   FFIEC 032
Address:                   100 Broad Street                   Vendor ID:  D             Cert #: 21377     Page RC-1
City, State  Zip:          Columbus, OH 43271                 Transit #:  04400003

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet


                                                                               Dollar Amounts in thousands   C300
                                                                               RCON       BIL MIL THOU       ----
                                                                               ----       ------------

ASSETS
1.  Cash and balances due from depository institutions
    (from Schedule RC-A):                                                       RCON
    a. Noninterest-bearing balances and currency and coin(1)............        0081          64,969          1.a
    b. Interest-bearing balances(2).....................................        0071               0          1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)........        1754               0          2.a
    b. Available-for-sale securities (from Schedule RC-B, column D).....        1773           4,286          2.b
3.  Federal funds sold and securities purchased under agreements
    to resell                                                                   1350       1,056,754          3.

4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule                  RCON
    RC-C)...............................................................        2122         346,052          4.a
    b. LESS: Allowance for loan and lease losses........................        3123             372          4.b
    c. LESS: Allocated transfer risk reserve............................        3128               0          4.c

    d. Loans and leases, net of unearned income, allowance, and                 RCON
       reserve (item 4.a minus 4.b and 4.c).............................        2125         345,680          4.d
5.  Trading assets (from Schedule RD-D).................................        3545               0          5.
6.  Premises and fixed assets (including capitalized leases)............        2145          21,835          6.
7.  Other real estate owned (from Schedule RC-M)........................        2150               0          7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)......................................        2130               0          8.
9.  Customers' liability to this bank on acceptances outstanding........        2155               0          9.
10. Intangible assets (from Schedule RC-M)..............................        2143          13,697         10.
11. Other assets (from Schedule RC-F)...................................        2160         131,390         11.
12. Total assets (sum of items 1 through 11)............................        2170       1,638,611         12.



(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.



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

Legal Title of Bank:       Bank One Trust Company, N.A.       Call Date: 12/31/00       State #: 391581   FFIEC 032
Address:                   100 Broad Street                   Vendor ID:  D             Cert #: 21377     Page RC-1
City, State  Zip:          Columbus, OH 43271                 Transit #:  04400003

Schedule RC-Continued

                                                                                   Dollar Amounts in Thousands

LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                   RCON
       from Schedule RC-E, part 1)....................................         2200        1,410,826        13.a
       (1) Noninterest-bearing(1).....................................         6631          830,363        13.a1
       (2) Interest-bearing...........................................         6636          580,463        13.a2
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II).............................
       (1) Noninterest bearing........................................
       (2) Interest-bearing...........................................
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                             RCFD            28000        14
15. a. Demand notes issued to the U.S. Treasury.......................         RCON            28400        15.a
    b. Trading Liabilities(from Sechedule RC-D).......................         RCFD            35480        15.b
16. Other borrowed money:                                                      RCON
    a. With original maturity of one year or less.....................         2332                0        16.a
    b. With original  maturity of more than one year..................         A547                0        16.b
    c. With original maturity of more than three years................         A548                0        16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding...........         2920                0        18.
19. Subordinated notes and debentures.................................         3200                0        19.
20. Other liabilities (from Schedule RC-G)............................         2930           75,186        20.
21. Total liabilities (sum of items 13 through 20)....................         2948        1,486,012        21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.....................         3838                0        23.
24. Common stock......................................................         3230              800        24.
25. Surplus (exclude all surplus related to preferred stock)..........         3839           45,157        25.
26. a. Undivided profits and capital reserves.........................         3632          106,620        26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities.....................................................         8434               22        26.b
    c. Accumulated net gains (losses) on cash flow hedges.............         4336                0        26.c
27. Cumulative foreign currency translation adjustments...............
28. Total equity capital (sum of items 23 through 27).................         3210          152,599        28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28).............................         3300        1,638,611        29.

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Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that
    best describes the  most comprehensive level of auditing work performed          Number
    for the bank by independent external auditors as of any date                     ------
    during 1996 . . . . . . . . . . . . . . . . . . . . . .. . . . . . RCFD 6724....  M.1.
1 = Independent audit of the bank conducted in accordance         4. = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified          external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank          authority)
2 = Independent audit of the bank's parent holding company        5. = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing           auditors
    standards by a certified public accounting firm which         6. = Compilation of the bank's financial statements by
    submits a report on the consolidated holding company               external auditors
    (but not on the bank separately)                              7. = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in
    accordance with generally accepted auditing standards         8. = No external audit work
    by a certified public accounting firm (may be required by
    state chartering authority)

 (1) Includes total demand deposits and noninterest-bearing time and savings deposits.

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